Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of GreenMan Technologies, Inc. of our report dated December 12, 2006 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.



Boston, Massachusetts
January 24, 2007